Earnings Call July 20, 2022 Second Quarter 2022

2 Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward- looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, our quarterly report on Form 10-Q for the quarter ended March 31, 2022 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and six month periods ended June 30, 2022 and 2021, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2022, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non- GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, "core noninterest income", "core noninterest expenses", “core net income (loss)”, “core earnings (loss) per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)", "core efficiency ratio”, and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2022, including the effect of non-core banking activities such as the sale of loans and securities, the sale of our corporate headquarters in the fourth quarter of 2021, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results. Important Notices and Disclaimers

3Performance Highlights 2Q22 Business • Net income attributable to the Company of $7.7 million in 2Q22 compared to $16.0 million in 1Q22 • Core pre-provision net revenue (Core PPNR)(1) was $19.4 million in 2Q22 compared to $17.9 million in 1Q22 • Diluted earnings per share (EPS) was $0.23 in 2Q22 compared to $0.45 in 1Q22 • Core diluted EPS(1) was $0.45 for 2Q22 compared to $0.63 for 1Q22 • Net Interest Margin (“NIM”) increased to 3.28% in 2Q22 compared to 3.18% in 1Q22 • Total assets increased to $8.2 billion compared to $7.8 billion as of the close of 1Q22 • Total gross loans increased $126.2 million, or 2.2%, to $5.85 billion compared to $5.72 billion in 1Q22, while average yield on loans increased to 4.38% in 2Q22 compared to 4.16% in 1Q22 • The New York loan portfolio declined slightly to $354.0 million as of 2Q22, compared to $373.0 million as of 1Q22 • Total deposits as of 2Q22 were $6.20 billion, up $511.2 million compared to $5.69 billion in 1Q22 • Core deposits were $4.95 billion, up $505.0 million, or 11.4%, compared to $4.44 billion as of 1Q22, as the Company added new sources of deposits during the second quarter. Core deposits include: – Interest bearing demand deposits of $2.02 billion as of 2Q22 compared to $1.54 billion as of 1Q22 – Noninterest bearing deposits of $1.30 billion in 2Q22 compared to $1.32 billion as of 1Q22 – Savings and money market deposits of $1.63 billion in 2Q22 compared to $1.58 billion in 1Q22 • Average cost of total deposits increased to 0.48% in 2Q22 compared to 0.38% in 1Q22, while the loan to deposit ratio improved to 94.27% compared to 100.52% in 1Q22 • Brokered deposits slightly increased to $365.8 million in 2Q22 from $347.3 million in 1Q22. Brokered deposits to total deposits were 5.9% and 6.1% in 2Q22 and 1Q22, respectively • FHLB advances declined by $150 million, the result of repaying $350.0 million in callable advances and borrowing $200.0 million in long-term fixed advances to extend duration and lock-in fixed interest rates • AUM totaled $1.87 billion, down $261.4 million, or 12.3%, from 1Q22, reflective of market declines in value Earnings (1) Non-GAAP Financial Measure. See Slide 5 and Appendix 1 for a reconciliation to GAAP.

4 • All capital ratios continue to be substantially above "well-capitalized" levels • Cash dividend of $0.09 per share of Amerant common stock paid out on May 31, 2022 • As of 2Q22, the Company had completed two consecutive $50 million repurchase programs and repurchased an aggregate 3,148,399 Class A Common Stock since mid-November 2021, when it announced the successful conversion to one class of common stock Performance Highlights 2Q22 (Cont'd) Capital Change in shares outstanding follows: Class A balance at March 31, 2022 34,350,822 Class A repurchase programs (1) (611,525) Net Issuances (2) 20,307 Balance at June 30, 2022 33,759,604 (1) Shares were bought back under the "New Class A Common Stock Repurchase Program" approved on January 31, 2022. On May 19,2022, the Company announced the completion of the New Class A New Class A Common Stock Repurchase Program. (2) Net issuances of shares that includes the impact of forfeitures and surrendered shares to cover tax obligations under the equity incentive plan.

5Core PPNR(1) - 2Q22 (1) Non-GAAP Financial Measure ( 2Q22 1Q22 Net income attributable to Amerant Bancorp Inc. $ 7,674 $ 15,950 Plus: provision for (reversal of) loan losses — (10,000) Plus: provision for income tax expense 2,033 3,978 Pre-provision net revenue (PPNR) (1) $ 9,707 $ 9,928 Plus: non-routine noninterest expense items 7,995 6,574 Less: non-routine noninterest income items 1,745 1,367 Core pre-provision net revenue (Core PPNR)(1) $ 19,447 $ 17,869 (in thousands)

6Key Actions Update • Reduced non-performing loans (“NPL”) to $25.2 million as of 2Q22 compared to $47.0 million as of 1Q22. • As part of the NPL reduction, the Company received a $5.5 million payment and charged off the remaining $3.6 million on the previously disclosed Coffee Trader relationship. All future receipts, if any, will be recorded as recoveries. • Amerant Mortgage reported improved results; FTEs decreased from 79 in 1Q22 to 67 as of 2Q22; reached breakeven on a stand-alone basis in 2Q22 despite challenges related to the interest rate environment. • Successfully completed the Company’s second $50 million Class A Common Stock repurchase program. The Company has now completed two consecutive $50 million stock repurchase programs and repurchased an aggregate 3,148,399 Class A Common Stock since mid- November 2021, when the Company announced the successful conversion to one class of common stock. • Launched new white label equipment finance solution and started originations during 2Q22 • Announced the closing of a banking center to occur in early 4Q22; $1.1 million in expected annual savings; recorded non-routine closure charges of $1.6 million in 2Q22. • Recorded remaining $2.8 million in estimated contract termination costs in 2Q22 in connection with the conversion to FIS. • Incurred $3.6 million in other non-routine charges, including $3.2 million in Other Real Estate Owned valuation ("OREO") and $0.7 million in severance charges, partially offset by improved valuation of $0.3 million in loans held for sale. • Continued executing on building brand awareness by entering into a new multi-year agreement to become the official Bank of the NBA's Miami Heat; also entered into a new multi-year agreement as a proud partner of the NHL's Florida Panthers. • Announced four senior executive appointments to complete build out of senior management team, including new head of consumer banking, new chief digital officer, new chief legal and administrative officer and new chief people officer. • Increased Tampa loan production office to 10 FTEs, with most of the team focused on commercial and industrial business origination.

7 87.29% 86.59% 1Q22 2Q22 23.2% 20.9% 1Q22 2Q22 12.48% 11.99% 1Q22 2Q22 3.18% 3.28% 1Q22 2Q22 Key Performance Metrics NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio (1) Calculated based upon the average daily balance of total assets (2) Calculated based upon the average daily balance of stockholders' equity (3) Excludes loans held for sale (4) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. 0.99% 0.91% 1Q22 2Q22 ALL / Total Loans held for investment (3) 0.84% 0.39% 1Q22 2Q22 ROA (1) 8.10% 4.14% 1Q22 2Q22 Excluding one-time items ($8.0 million in non-routine expenses in 2Q22), the core metrics were as follows during 2Q22: • Core Efficiency Ratio(4): 73.68% • Core ROA(4): 0.78% • Core ROE(4): 8.28% ROE (2)

8Amerant Mortgage ("AMTM") • In 2Q22, AMTM received 285 applications, funded 253 loans totaling $118.6 million • The current pipeline shows $77.8 million or 119 applications as of July 11, 2022 • In 2Q22, Amerant increased its ownership interest in AMTM to 80% from 57.4% at the close of 1Q22, primarily from two former principals surrendering their interest in AMTM to the Company when they became full time employees of the Bank, and an additional $1 million capital contribution made by the Company to AMTM Data as of June 30, 2022 In Thousands Highlights (1) These are intercompany transactions with the Bank which are eliminated in consolidation.

9 84.7% 15.3% U.S. Gov't sponsored enterprises 38.0% U.S. Gov't agency 31.6% Collateralized loan obligations 0.4% Corporate debt 29.7% Other 0.3% $1,194.1 $1,145.8 $1,124.8 $93.3 $112.0 $238.6 $24.0 $13.4 $10.8 2.14% 2.55% 2.64% 2Q21 1Q22 2Q22 0 500 1,000 1,500 88.1% 11.9% • Effective duration increased vs. 1Q22 due to expected and actual lower MBS prepayments related to the increase in interest rates • Net after-tax unrealized loss of $26.4 million on market value of debt securities available for sale, driven by the increase in long term interest rates in 2Q22 Investment Portfolio Balances and Yields (1) Available for Sale (AFS) Held to Maturity (HTM) Highlights Fixed vs. Floating (3) Jun. 2021 Jun. 2022 Floating rate Fixed rate Available for Sale Securities by Type June 30, 2022 3.0 yrs Effective Duration ($ in millions) Marketable Equity Securities (2) (1) Excludes Federal Reserve Bank and FHLB stock (2) During the 4Q21, the Company sold a mutual fund with a fair value of $23.4 million at the time of sale. (3) Hybrid investments are classified based on current rate (fixed or float) Yield 4.9 yrs Effective Duration

10 48.6% 48.1% 45.3% 43.3% 41.4% 18.1% 16.9% 17.6% 19.3% 19.4% 16.8% 17.1% 17.3% 16.2% 16.3% 11.0% 11.4% 12.2% 12.7% 13.3% 5.5% 6.5% 7.6% 8.5% 9.6% 3.89% 3.92% 4.10% 4.16% 4.38% 2Q21 3Q21 4Q21 1Q22 2Q22 65.5% 68.3% 69.8% 71.3% 71.7% 18.4% 17.2% 18.4% 19.4% 19.3% 13.1% 11.4% 8.8% 6.5% 6.1%3.0% 3.1% 3.0% 2.9% 2.9% 2Q21 3Q21 4Q21 1Q22 2Q22 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Portfolio Highlights Loan Composition (1)(2) Geographic Mix (Domestic) • Higher loan balances resulting from increased loan production and purchased consumer loans, partially offset by prepayments primarily in CRE and C&I, as well as loan sales from the New York loan portfolio • Consumer loans include approximately $477.3 million in higher-yielding indirect loans • Loans held for sale include $54.9 million in mortgage loans (AMTM) and $66.4 million in CRE loans (New York) (1) Florida Texas New York Average Loan Yield Other (3) (1) Includes loans held for investment and loans held for sale (2) As of June 30, 2022 and March 31, 2022, includes a valuation allowance of $0.1 million and $0.5 million, respectively, as a result of fair value adjustment (3) Consists of international loans

11New York Closed LPO -Update Portfolio decreased by $19 million in 2Q22 to $354.0 million from $373.0 million in 1Q22 As of June 30, 2022 Contractual Maturity Schedule:

12

Credit Quality

Non-Performing Assets [1] / Total Assets



1.61%
1.24%
0.78%
0.73%
0.39%
2Q21
3Q21
4Q21
1Q22
2Q22

Allowance for Loan Losses / Total NPL



0.9x
1.0x
1.4x
1.2x
2.1x
2Q21
3Q21
4Q21
1Q22
2Q22

Allowance for Loan Losses

($ in millions)



$104.2
1.86%
$83.4
1.59%
$69.9
1.29%
$56.1
0.99%
$52.0
0.91%
2Q21
3Q21
4Q21
1Q22
2Q22
Allowance for Loan Losses
ALL as a % of Total Loans held for investment

Net Charge-Offs / Average Total Loans [2][3]



0.12%
1.16%
0.52%
0.29%
0.29%
2Q21
3Q21
4Q21
1Q22
2Q22

- Credit quality remains sound and reserve coverage is strong; There were no provision expense or release from the ALL for 2Q22, compared to a release of $10.0 million in 1Q22
- 100% of non-performing Loans over $1 million and secured with real estate collateral have independent third-party collateral valuations performed within the last 12 months supporting current ALL levels
- Net charge-offs totaled $4.0 million in 2Q22; Charge-offs during the period were primarily due to $4.0 million in two commercial loans and $0.9 million in consumer loans, offset by $1.5 million in recoveries

(1) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered TDRs, and OREO properties acquired through or in lieu of foreclosure.
(2) Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for loan losses. During the second quarter of 2022, third quarter of 2021 and 2020, the Company charged off $3.5 million, $5.7 million and $19.3 million, respectively, against the allowance for loan losses as a result of the deterioration of one commercial loan relationship.
(3) Average Total Loans exclude loans held for sale.

13 $5,675 $5,626 $5,631 $5,692 $6,203 $2,835 $2,875 $3,013 $3,076 $3,601 $1,243 $1,107 $1,048 $951 $937$531 $433 $387 $347 $366 $1,066 $1,211 $1,183 $1,318 $1,299 0.52% 0.44% 0.41% 0.38% 0.48% 2Q21 3Q21 4Q21 1Q22 2Q22 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $2,635 $2,529 $2,494 $2,480 2019 2020 2021 2Q22 $3,122 $3,203 $3,137 $3,723 2019 2020 2021 2Q22 Domestic Deposits ($ in millions) Deposit Highlights Deposit Composition 60% International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) 40% (1) 2Q22, 1Q22, 4Q21, 3Q21, and 2Q21 include brokered transaction deposits of $48 million, $50 million, $98 million, $97 million and $141 million respectively, and brokered time deposits of $318 million, $297 million, $290 million, $336 million and $390 million respectively. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits

14 $50.0 $51.8 $55.8 $55.6 $58.9 2.81% 2.94% 3.17% 3.18% 3.28% Net Interest Income NIM 2Q21 3Q21 4Q21 1Q22 2Q22 0 10 20 30 40 50 60 NII increase in 2Q22 was driven by: • higher average yields on loans, debt securities available for sale and placements • higher average balance of commercial and consumer loans • higher average balances of debt securities held to maturity, and • lower average balances of FHLB and customer time deposits Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Commentary ($ in millions, except for percentages)

15 235 250 260 273 285 -100 bps -50 bps BASE +50 bps +100 bps 150 200 250 (June 30, 2022) Fixed 49% Adjustable 51% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve. Loan Portfolio & Repricing Detail Impact on NII from Interest Rate Change (1) Net Interest Income Change from base <1 year 58% 1-3 years 7% 4-5 years 7% 5+ years 28% ($ in M ill io ns ) (As of June 30, 2022) Swap 2% Fixed 49% UST 2% Libor 32% Prime 15% NII Sensitivity Over Time (1) -9.7% -3.7% 0 5.2% 9.9%

16 $14.0$15.7 $13.4 $12.9 $4.3 $4.3 $4.5 $4.6 $4.6 $4.4 $4.6 $5.0 $4.6 $4.3 $1.3 $0.8 $(2.6) $4.4 $4.0 $3.4 $2.1 $4.7 $62.4 $1.3 $0.5 $3.2 $1.0 $(1.3) $0.9 2Q21 3Q21 4Q21 1Q22 2Q22 0 10 20 30 10% 90% 11% 89% Noninterest Income Mix Noninterest Income Mix Commentary Noninterest income decrease in 2Q22 was driven by: • Net unrealized losses on marketable equity securities of $2.6 million in the 2Q22 and lower fee income from client derivatives Partially offset by: (i) higher mortgage banking income of $1.8 million; (ii) net unrealized gain on derivatives valuation of $0.9 million (iii) the absence of a net loss of $0.7 million on the early extinguishment of FHLB advances incurred in 1Q22. Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $1.9B Domestic International 2Q222Q21 $2.1B ($ in millions) Securities gains (losses), net (1) (1) In 4Q21 and 3Q21, we had securities losses of $0.1 million and $54 thousand, respectively. (2) In 4Q21, we had a $62.4 million gain on the sale of the Company’s headquarters building. (3) Income from interest rate swaps and other derivative transactions with customers. In 2Q22 and 1Q22, the Company incurred in expenses related to derivative transactions with customers of $2.0 million and $1.0 million, respectively. (4) Unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. Gain on sale of Headquarters Building (2)Loan level derivative income (3) Derivative (losses) gains, net (4) $77.3 $2.0

17 • Noninterest expense increased in 2Q22 primarily due to: – a non-routine expense of $3.2 million related to the market valuation adjustment of an OREO property in New York – a lease impairment charge of $1.6 million related to the closing of a banking center – higher other professional fees primarily in connection with customer derivative transactions – incremental variable compensation expenses – higher advertising expenses • Core noninterest expense(1), excluding $8.0 million in non-routine items, was $54.2 million in 2Q22 • 680 total FTEs as of 2Q22, of which 57% of total FTEs are in business development roles compared to 43% in support functions $51.1 $48.4 $55.1 $60.8 $62.2 $30.8 $29.1 $31.3 $30.4 $30.2 $20.3 $19.3 $23.8 $30.4 $32.0 719 733 763 677 680 2Q21 3Q21 4Q21 1Q22 2Q22 10 20 30 40 50 60 70 Noninterest Expense Noninterest Expense Mix Commentary Other operating expenses Salaries and employee benefits FTE ($ in millions, except for FTEs) FTEs by company 2Q21 3Q21 4Q21 1Q22 2Q22 Amerant Bank and other subisdiaries 681 681 691 598 613 Amerant Mortgage 38 52 72 79 67 TOTAL 719 733 763 677 680 Effective January 1, 2022, 80 employees were transferred to FIS (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.

18Strategic Initiatives Update Deposits First – Awareness campaigns and different market efforts in the quarter to drive/increase business banking and Amerant Smart Investing traffic – Treasury Management, Retail and Private Banking teams efforts are resulting in increased deposit levels – Realignment of compensation strategies across all business lines to aggressively drive deposit growth A Superior Customer Experience – FIS, Numerated, Marstone, Alloy and Clickswitch implementations in progress; ramping up efforts to grow in small business and increase smart investing use Rationalize Existing and Evaluate New Lines of Business – Branch strategy in progress; one branch scheduled to close, downtown Miami still slated for end of year/early 2023 – Tampa team build out completed – Syndication desk in place and actively seeking opportunities – Equipment finance launched; 2 of 3 planned business development representatives in place Significantly Improve Operational Efficiency – Ongoing evaluation on ways to drive greater efficiencies in operating processes Improve Brand Awareness – Continued focus on raising brand awareness through current and new partnerships and impactful campaigns, such as NBA's Miami Heat, NHL's Florida Panthers, UM athletics, United Way, Habitat for Humanity, OOH, online videos, social media and public relations Attract, Retain, Develop, and Reward the Best team members – Internship program launched including UM and FIU, new partnership with Miami Dade College – Executive education program launched working with UM – Identified our Diversity Equity and Inclusion (DEI) learning partner/launching education efforts in 3Q – Continued hiring top talent for business development, bolstered senior management Integrate ESG into our DNA – Amerant’s first annual ESG report published; notable progress made toward annual goals

19Partnerships Each is a multi-year partnership which supports and aligns with businesses and organizations well known and deeply rooted in South Florida

Appendices

Appendix 1

21

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) loan losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended,			Six Months Ended June 30,	
	June 30, 2022	March 31, 2022	June 30, 2021	2022	2021
Net income attributable to Amerant Bancorp Inc.	$ 7,674	$ 15,950	$ 15,962	$ 23,624	$ 30,421
Plus: provision for (reversal of) loan losses	—	(10,000)	(5,000)	(10,000)	(5,000)
Plus: provision for income tax expense	2,033	3,978	4,435	6,011	8,083
Pre-provision net revenue (PPNR)	9,707	9,928	15,397	19,635	33,504
Plus: non-routine noninterest expense items	7,995	6,574	4,164	14,569	4,404
Less: non-routine noninterest income items	1,745	1,367	(2,627)	3,112	(5,209)
Core pre-provision net revenue (Core PPNR)	$ 19,447	$ 17,869	$ 16,934	$ 37,316	$ 32,699
Total noninterest income	$ 12,931	$ 14,025	$ 15,734	$ 26,956	$ 29,897
Less: Non-routine noninterest income items:					
Derivatives gains (losses), net	855	(1,345)	—	(490)	—
Securities (losses) gains, net	(2,602)	769	1,329	(1,833)	3,911
Gain (loss) on early extinguishment of FHLB advances, net	2	(714)	(2,488)	(712)	(2,488)
Gain (loss) on sale of loans	—	(77)	3,786	(77)	3,786
Total non-routine noninterest income items	$ (1,745)	$ (1,367)	$ 2,627	$ (3,112)	$ 5,209
Core noninterest income	$ 14,676	$ 15,392	$ 13,107	$ 30,068	$ 24,688

22 Three Months Ended, Six Months Ended June 30, ($ in thousands) June 30, 2022 March 31, 2022 June 30, 2021 2022 2021 Total noninterest expenses $ 62,241 $ 60,818 $ 51,125 $ 123,059 $ 94,750 Less: non-routine noninterest expense items Restructuring costs (1) Staff reduction costs (2) 674 765 3,322 1,439 3,328 Contract termination costs (3) 2,802 4,012 — 6,814 — Legal and Consulting fees (4) 80 1,246 — 1,326 — Digital transformation expenses — 45 32 45 266 Lease impairment charge (5) 1,565 14 810 1,579 810 Branch closure expenses (6) — 33 — 33 — Total restructuring costs $ 5,121 $ 6,115 $ 4,164 $ 11,236 $ 4,404 Other non-routine noninterest expense items: Other real estate owned valuation expense (7) 3,174 — — 3,174 — Loans held for sale valuation (reversal) expense (8) (300) 459 — 159 — Total non-routine noninterest expense items $ 7,995 $ 6,574 $ 4,164 $ 14,569 $ 4,404 Core noninterest expenses $ 54,246 $ 54,244 $ 46,961 $ 108,490 $ 90,346 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d)

23

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except percentages and per share amounts)	Three Months Ended, June 30, 2022	Three Months Ended, March 31, 2022	Three Months Ended, June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income attributable to Amerant Bancorp Inc.	$ 7,674	$ 15,950	$ 15,962	$ 23,624	$ 30,421
Plus after-tax non-routine items in noninterest expense:					
Non-routine items in noninterest expense before income tax effect	7,995	6,574	4,164	14,569	4,404
Income tax effect (9)	(1,687)	(1,387)	(897)	(3,074)	(945)
Total after-tax non-routine items in noninterest expense	6,308	5,187	3,267	11,495	3,459
Plus after-tax non-routine items in noninterest income:					
Non-routine items in noninterest income before income tax effect	1,745	1,367	(2,627)	3,112	(5,209)
Income tax effect (9)	(369)	(288)	597	(657)	1,117
Total after-tax non-routine items in noninterest income	1,376	$ 1,079	$ (2,030)	2,455	(4,092)
Core net income	**$ 15,358**	**$ 22,216**	**$ 17,199**	**$ 37,574**	**$ 29,788**
Basic earnings per share	$ 0.23	$ 0.46	$ 0.43	$ 0.69	$ 0.81
Plus: after tax impact of non-routine items in noninterest expense	0.19	0.15	0.09	0.34	0.10
Less: after tax impact of non-routine items in noninterest income	0.04	0.03	(0.06)	0.07	(0.12)
Total core basic earnings per common share	**$ 0.46**	**$ 0.64**	**$ 0.46**	**$ 1.10**	**$ 0.79**
Diluted earnings per share (10)	$ 0.23	$ 0.45	$ 0.42	$ 0.68	$ 0.81
Plus: after tax impact of non-routine items in noninterest expense	0.18	0.15	0.09	0.34	0.09
Less: after tax impact of non-routine items in noninterest income	0.04	0.03	(0.05)	0.07	(0.11)
Total core diluted earnings per common share	**$ 0.45**	**$ 0.63**	**$ 0.46**	**$ 1.09**	**$ 0.79**
Net income / Average total assets (ROA)	0.39 %	0.84 %	0.83 %	0.61 %	0.80 %
Plus: after tax impact of non-routine items in noninterest expense	0.32 %	0.28 %	0.17 %	0.30 %	0.09 %
Less: after tax impact of non-routine items in noninterest income	0.07 %	0.06 %	(0.10) %	0.06 %	(0.11) %
Core net income / Average total assets (Core ROA)	**0.78 %**	**1.18 %**	**0.90 %**	**0.97 %**	**0.78 %**

24

Appendix 1
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except percentages, share data and per share amounts)	Three Months Ended, June 30, 2022	Three Months Ended, March 31, 2022	Three Months Ended, June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income / Average stockholders' equity (ROE)	4.14 %	8.10 %	8.11 %	6.18 %	7.80 %
Plus: after tax impact of non-routine items in noninterest expense	3.40 %	2.63 %	1.66 %	3.01 %	0.88 %
Less: after tax impact of non-routine items in noninterest income	0.74 %	0.55 %	(1.03) %	0.64 %	(1.04) %
Core net income / Average stockholders' equity (Core ROE)	**8.28 %**	**11.28 %**	**8.74 %**	**9.83 %**	**7.64 %**
Efficiency ratio	86.59 %	87.29 %	77.81 %	86.94 %	74.35 %
Less: impact of non-routine items in noninterest expense	(11.12) %	(9.43) %	(6.34) %	(10.29) %	(3.46) %
Plus: impact of non-routine items in noninterest income	(1.79) %	(1.50) %	2.98 %	(1.65) %	3.03 %
Core efficiency ratio	**73.68 %**	**76.36 %**	**74.45 %**	**75.00 %**	**73.92 %**
Stockholders' equity	$ 711,450	$ 749,396	$ 799,068	$ 711,450	$ 799,068
Less: goodwill and other intangibles (11)	(22,808)	(22,795)	(22,505)	(22,808)	(22,505)
Tangible common stockholders' equity	$ 688,642	$ 726,601	$ 776,563	$ 688,642	$ 776,563
Total assets	8,151,242	7,805,836	7,532,844	8,151,242	7,532,844
Less: goodwill and other intangibles (11)	(22,808)	(22,795)	(22,505)	(22,808)	(22,505)
Tangible assets	$ 8,128,434	$ 7,783,041	$ 7,510,339	$ 8,128,434	$ 7,510,339
Common shares outstanding	33,759,604	34,350,822	37,562,792	33,759,604	37,562,792
Tangible common equity ratio	**8.47 %**	**9.34 %**	**10.34 %**	**8.47 %**	**10.34 %**
Stockholders' book value per common share	**$ 21.07**	**$ 21.82**	**$ 21.27**	**$ 21.07**	**$ 21.27**
Tangible stockholders' book value per common share	**$ 20.40**	**$ 21.15**	**$ 20.67**	**$ 20.40**	**$ 20.67**

25Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) (1) Expenses incurred for actions designed to implement the Company’s strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (2) In the second and first quarters of 2022, includes expenses primarily in connection with restructuring of business lines and the outsourcing of certain human resources functions. In the second quarter of 2021, includes expenses in connection with the departure of the Company’s Chief Operating Officer (“COO”) and the elimination of various other support function positions, including the New York LPO. In all of the other periods shown, includes expenses related to the elimination of various support function positions. (3) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (4) Includes: (i) expenses in connection with the engagement of FIS of $0.8 million in the three months ended March 31, 2022 and (ii) an aggregate of $0.3 million in connection with information technology projects, and certain search and recruitment expenses in the three months ended March 31, 2022. (5) In the three months ended June 30, 2022 and 2021, includes $1.6 million and $0.8 million, respectively, of ROU asset impairment associated with the closure of a branch in Pembroke Pines, Florida in 2022, and the closure of the NYC loan production office in 2021. (6) Expenses related to the lease termination of a branch in Wellington, Florida in 2022. (7) Fair value adjustment related to one OREO property in New York. (8) Fair value adjustment related to the New York loan portfolio held for sale carried at the lower of cost or fair value. (9) In the three months ended March 31, 2022 and in the six months ended June 30, 2022 and 2021, amounts were calculated based upon the effective tax rate for the periods of 21.10%, 21.10% and 21.45%, respectively. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (10) In the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance share units. In all the periods presented, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings. (11) Other intangible assets consist of, among other things, mortgage servicing rights (“MSRs”) of $0.9 million, $0.9 million, and $0.5 million at June 30, 2022, March 31, 2022, and June 30 2021, respectively, and are included in other assets in the Company’s consolidated balance sheets.

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